UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2004

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)
Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 358-8000

Item 5. Other Events and Required FD Disclosure.

"On July 13, 2004, American Independence Corp. and Independence Holding Company issued a joint press release announcing their acquisition of 75% of the limited liability company interests of a medical stop-loss managing general underwriter (the "MGU").  As a result of the transaction, a wholly-owned subsidiary of American Independence Corp. acquired a 23% interest in the MGU and wholly-owned subsidiaries of Independence Holding Company acquired a 52% interest in the MGU.  A copy of the press release is attached as Exhibit 99.1"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
/s/ Teresa A. Herbert Teresa A. Herbert Vice President and Chief Financial Officer	Date:	July 14, 2004

Exhibit 99.1

INDEPENDENCE HOLDING COMPANY                                                                                                       CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                                                                             (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                                                                                     www.Independenceholding.com

NASDAQ - INHO

AMERICAN INDEPENDENCE CORP.                                                                                                                   CONTACT: DAVID T. KETTIG

485 MADISON AVENUE                                                                                                                                                    (212) 355-4141 Ext. 3047

NEW YORK, NEW YORK 10022                                                                                                                 www.americanindependencecorp.com

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY AND AMERICAN

INDEPENDENCE CORP. ANNOUNCE ACQUISITION

OF MANAGING GENERAL UNDERWRITER

STAMFORD, CONNECTICUT and NEW YORK, NEW YORK July 13, 2004. Independence Holding Company ("IHC") (NASDAQ: INHO) and American Independence Corp. (NASDAQ: AMIC) today announced the acquisition of a combined 75% interest in a medical stop-loss managing general underwriter, which has a block of approximately $41 million of annualized premium. The current senior management of the MGU will continue to own the remaining 25% interest.

Roy T.K. Thung, Chief Executive Officer, commented, "The acquisition of a 75% interest in this MGU is an integral part of IHC's plan to control the distribution of our key lines of business. As a result of this acquisition, the medical stop-loss MGUs in which IHC owns an equity interest (directly and through AMIC) have $208 million of annualized premiums, as of June 30, 2004, which represents approximately 66% of our $315 million block. We also anticipate that AMIC will benefit from this further expansion of its MGU division, and will be able to utilize its net operating loss carryforwards for taxable income earned by this MGU."

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc. Standard Security Life sells employer medical stop-loss, long-term and short-term disability, and group life and managed health care products. Madison National Life sells group life and disability, employer medical stop-loss, credit life and disability and individual life insurance.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.

AMIC is a holding company principally engaged in the insurance and reinsurance business through Independence American Insurance Company and its employer medical stop-loss and managed care managing general underwriters.

Some of the statements included herein may be considered to be forward looking statements, which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in AMIC's filings with the Securities and Exchange Commission.